UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2015

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders
On February 20, 2015, the sole holder of the company's Class B Voting Common Stock (the "Voting Stockholder") approved an amendment to the EZCORP, Inc. 2010 Long-Term Incentive Plan (the "Plan"), which, among other things, permits the Company to provide incentive compensation awards to employees, consultants and directors based on the Company's common stock. The amendment increases the number of shares of the Company's Class A Non-voting Common Stock that the Company is authorized to issue under the Plan by 643,673 shares. Specifically, the amendment amends Section 3.1 of the Plan to read as follows:
"The number of Authorized Shares shall be 2,219,423, which includes (a) 1,500,000 shares that were authorized upon adoption of the Plan on May 1, 2010, (b) 75,750 shares that, under the terms of the Plan, were carried over from the 2006 Plan, and (c) 643,743 shares that were authorized and added to the Plan effective February 20, 2015."
The additional shares, along with shares remaining in the Plan at the time of such amendment, will be used to make equity awards previously approved by the Compensation Committee.
This amendment was approved by the Compensation Committee and the Board of Directors prior to submission to the Voting Stockholder.
A copy of the amended and restated Plan is filed as Exhibit 10.1 to this Report.
On February 20, 2015, there were 2,970,171 shares of the company's Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership.
Item 9.01 — Financial Statements and Exhibits
(d)    Exhibits.

10.1	Amended and Restated EZCORP, Inc. 2010 Long-Term Incentive Plan, effective February 26, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: February 26, 2015	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated EZCORP, Inc. 2010 Long-Term Incentive Plan, effective February 26, 2015